Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Senior Vice President	Executive Vice President
	Director of Marketing and Public Relations	Chief Operating and Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE THIRD QUARTER OF 2018

TUPELO, MISSISSIPPI (October 22, 2018) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the three-month and nine-month periods ended September 30, 2018. Net income for the third quarter of 2018 was $32.0 million, an increase of 20.98%, as compared to $26.4 million for the third quarter of 2017. Basic and diluted earnings per share (“EPS”) were $0.61 for the third quarter of 2018, as compared to basic and diluted EPS of $0.54 and $0.53, respectively, for the third quarter of 2017.

Net income for the nine months ending September 30, 2018, was $102.5 million, an increase of 35.44%, as compared to $75.7 million for the same time period in 2017. Basic and diluted EPS were $2.03 for the first nine months of 2018, as compared to basic and diluted EPS of $1.64 for the same time period in 2017.

Brand Acquisition
The Company completed its acquisition by merger of Brand Group Holdings, Inc. (“Brand”) on September 1, 2018. As of the acquisition date, Brand operated 13 locations throughout the greater Atlanta market and, prior to purchase accounting adjustments, had approximately $2.0 billion in assets, which included approximately $1.6 billion in loans, and approximately $1.7 billion in deposits. The Company’s balance sheet and results of operations as of and for the three and nine months ended September 30, 2018, include the impact of the Company’s acquisition of Brand since the acquisition date. The assets acquired and liabilities assumed, as presented in the table below, have been recorded at estimated fair value and are subject to change pending finalization of all valuations.

(in thousands)	September 1, 2018
Cash and cash equivalents	$193,436
Securities	70,123
Loans including loans held for sale, net of unearned income	1,593,894
Premises and equipment	20,782
Intangible assets	343,569
Other assets	113,324
Total assets	$2,335,128

Deposits	$1,714,177
Borrowings	90,912
Other liabilities	95,520
$1,900,609

As part of the merger agreement, Brand agreed to divest the operations of its subsidiary Brand Mortgage Group, LLC (“BMG”). Prior to completing the merger, Brand had entered into an agreement to sell BMG, and the Company currently anticipates that this transaction will be completed in the fourth quarter of 2018 following the receipt of all necessary regulatory approvals. As a result, the balance sheet and results of operations of BMG are included in the Company’s results for the third quarter of 2018 since the acquisition date and will continue to be included in the Company’s balance sheet and consolidated results of operations until the sale is completed. The following table summarizes the significant assets acquired and liabilities assumed from BMG:

(in thousands)	September 1, 2018
Loans held for sale	48,100
Borrowings	34,139

Impact of Certain Expenses and Charges
The Company incurred expenses and charges in connection with certain transactions with respect to which management is unable to accurately predict the timing of when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following table presents the impact of these expenses and charges on reported earnings per share for the dates presented (in thousands, except per share data):

	Three months ended September 30, 2018			Three months ended September 30, 2017
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$11,221	$8,857	$0.17	$6,266	$4,075	$0.09

	Nine months ended September 30, 2018			Nine months ended September 30, 2017
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$12,621	$9,866	$0.20	$9,655	$6,459	$0.14
Debt prepayment penalty	—	—	—	205	137	—

“We are pleased with our strong results for the third quarter of 2018, which are highlighted by a stable core margin and a significant improvement in our core efficiency ratio. After excluding the impact from merger and conversion expenses associated with our recent acquisition of Brand, we once again achieved record earnings and earnings per share,” said Renasant Executive Chairman, E. Robinson McGraw. “Our successful quarter is further evidenced by our strong profitability metrics as return on average tangible assets and average tangible equity, when excluding merger and conversion expenses, have continued to improve from prior quarters.”

“As we look ahead, we anticipate strong future results as we continue to capitalize on opportunities for profitable organic balance sheet growth and focus on margin management, disciplined loan underwriting, prudent provisioning for loan losses and continued management of expenses to further improve our efficiency ratio,” said C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “Additionally, we successfully completed the Brand merger during the third quarter. The integration of Brand has gone smoothly, and we expect the same for the client conversion later this quarter.”

Profitability Metrics
The following table presents the Company’s profitability metrics for the three and nine months ending September 30, 2018, including and excluding the impact of after-tax merger and conversion expenses described above.

	Three Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2018
	As Reported	Excluding merger and conversion expenses (Non-GAAP)	As Reported	Excluding merger and conversion expenses (Non-GAAP)
Return on average assets	1.12%	1.44%	1.30%	1.42%
Return on average tangible assets (Non-GAAP)	1.26%	1.59%	1.44%	1.57%
Return on average equity	7.40%	9.46%	8.60%	9.43%
Return on average tangible equity (Non-GAAP)	13.65%	17.28%	15.42%	16.85%
A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release.

Financial Condition
Total assets were $12.7 billion at September 30, 2018, as compared to $9.8 billion at December 31, 2017.

Total loans increased to $9.1 billion at September 30, 2018, from $7.6 billion at December 31, 2017. Loans not purchased increased to $6.2 billion at September 30, 2018, from $5.6 billion at December 31, 2017. Loan production for the third quarter and first nine months of 2018 was $404 million and$1.3 billion, respectively, as compared to $370 million and $1.1 billion for the same periods, respectively, in 2017. As of the acquisition date, Brand added $1.3 billion in loans held for investment.

Total deposits increased to $10.2 billion at September 30, 2018, from $7.9 billion at December 31, 2017. Non-interest bearing deposits averaged $1.9 billion, or 22.51% of average deposits, for the first nine months of 2018, compared to $1.7 billion, or 22.40% of average deposits, for the same period in 2017. As of the acquisition date, Brand added $1.7 billion in deposits, which included $433.4 million in non-interest bearing deposits.

At September 30, 2018, Tier 1 leverage capital ratio was 9.85%, Common Equity Tier 1 ratio was 10.80%, Tier 1 risk-based capital ratio was 11.84%, and total risk-based capital ratio was 13.85%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

Our ratio of shareholders’ equity to assets was 15.77% at September 30, 2018, as compared to 15.41% at December 31, 2017. Our tangible capital ratio (non-GAAP) was 8.80% at September 30, 2018, as compared to 9.56% at December 31, 2017.

Results of Operations
Net interest income was $99.4 million for the third quarter of 2018, as compared to $92.4 million for the second quarter of 2018 and $90.0 million for third quarter of 2017. The following table presents reported taxable equivalent net interest margin and yield on loans for the periods presented (in thousands).

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Taxable equivalent net interest income	$100,880	$93,806	$91,935

Average earning assets	$9,843,870	$9,067,016	$8,944,067

Net interest margin	4.07%	4.15%	4.08%

Taxable equivalent interest income on loans	$105,722	$97,045	$90,693

Average loans	$8,228,053	$7,704,221	$7,375,410

Loan yield	5.10%	5.05%	4.88%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Net interest income collected on problem loans	$714	$1,045	$963
Accretable yield recognized on purchased loans(1)	5,261	5,719	6,259
Total impact to interest income	$5,975	$6,764	$7,222

Impact to loan yield	0.29%	0.35%	0.39%

Impact to net interest margin	0.24%	0.30%	0.32%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,570, $3,316 and $2,770 for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively. This additional interest income increased loan yield by 12 basis points, 17 basis points and 15 basis points for the same periods, respectively, while increasing net interest margin by 10 basis points, 15 basis points and 12 basis points for the same periods, respectively.

Net interest income was $281.1 million for the first nine months of 2018, as compared to $243.6 million for the same period in 2017. The following table presents reported taxable equivalent net interest margin and loan yield for the periods presented (in thousands).

	Nine Months Ended
	September 30,	September 30,
	2018	2017
Taxable equivalent net interest income	$285,493	$249,295

Average earning assets	$9,227,822	$8,094,838

Net interest margin	4.14%	4.12%

Taxable equivalent interest income on loans	$296,140	$243,260

Average loans	$7,861,883	$6,626,848

Loan yield	5.04%	4.91%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Nine Months Ended
	September 30,	September 30,
	2018	2017
Net interest income collected on problem loans	$2,117	$4,264
Accretable yield recognized on purchased loans(1)	17,098	17,273
Total impact to interest income	$19,215	$21,537

Impact to loan yield	0.33%	0.44%

Impact to net interest margin	0.28%	0.36%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $9,244 and $8,185 for the nine months ended September 30, 2018 and September 30, 2017, respectively, which increased loan yield by 16 basis points and 17 basis points for the same periods, respectively, while increasing net interest margin by 13 basis points and 14 basis points for the same periods, respectively.

For the third quarter of 2018, the cost of total deposits was 60 basis points, as compared to 52 basis points for the second quarter of 2018 and 33 basis points in the third quarter of 2017. The cost of total deposits was 51 basis points for the first nine months of 2018, as compared to 31 basis points for the same time period in 2017. The following tables present the mix and cost of all funding sources for the three and nine months ended September 30, 2018 and 2017 as well as for the three months ending June 30, 2018.

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2018	2017
Noninterest-bearing demand	21.68%	21.43%	21.30%	—%	—%	—%
Interest-bearing demand	45.01	46.51	44.55	0.62	0.54	0.28
Savings	6.31	6.80	6.63	0.15	0.15	0.07
Time deposits	21.73	21.48	20.89	1.29	1.12	0.87
Borrowed funds	5.27	3.78	6.63	3.82	3.98	2.65
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.77%	0.65%	0.49%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Nine Months Ending		Nine Months Ending
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Noninterest-bearing demand	21.55%	21.36%	—%	—%
Interest-bearing demand	45.91	45.33	0.51	0.24
Savings	6.65	7.23	0.14	0.07
Time deposits	21.60	21.43	1.15	0.84
Borrowed funds	4.29	4.65	3.91	3.38
Total deposits and borrowed funds	100.00%	100.00%	0.66%	0.45%

Noninterest income for the third quarter of 2018 was $38.1 million, as compared to $35.6 million for the second quarter of 2018 and $33.4 million for the third quarter of 2017. Noninterest income for the first nine months of 2018 was $107.6 million, as compared to $99.7 million for the same period in 2017. The linked quarter increase is primarily attributable to the Brand acquisition. Mortgage banking income for the third quarter of 2018 was $14.4 million, compared to $12.8 million for the second quarter of 2018 and $10.6 million for the third quarter of 2017. Mortgage banking income for the first nine months of 2018 was $38.1 million, as compared to $33.5 million for the same period in 2017. BMG contributed $1.7 million to mortgage banking income during the three and nine months ended September 30, 2018.

Noninterest expense was $94.7 million for the third quarter of 2018, as compared to $79.0 million for the second quarter of 2018 and $80.7 million for the third quarter of 2017. Noninterest expense for the first nine months of 2018 was $251.7 million, as compared to $224.8 million for the same period in 2017. Noninterest expense for the three and nine months ended September 30, 2018 includes $2.0 million attributable to BMG.

Excluding charges for merger and conversion expenses, amortization of intangible assets and losses on the sale of securities, the Company’s efficiency ratio (non-GAAP) was 58.84% and 59.55% for the third quarter and first nine months of 2018, respectively, which exceeded the Company’s goal of maintaining an efficiency ratio below 60%.

Asset Quality Metrics
Total nonperforming assets were $38.9 million at September 30, 2018, as compared to $39.4 million at December 31, 2017, and at September 30, 2018, consisted of $26.3 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $12.6 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “purchased nonperforming assets”) were $12.8 million and $7.9 million, respectively, at September 30, 2018, as compared to $10.2 million and $11.5 million, respectively, at December 31, 2017. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Non-purchased nonperforming loans were $13.5 million, or 0.22% of total non-purchased loans, at September 30, 2018, as compared to $13.3 million, or 0.24% of total non-purchased loans, at December 31, 2017. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.24% at September 30, 2018, as compared to 0.30% at December 31, 2017.

•	Non-purchased OREO was $4.7 million at September 30, 2018, as compared to $4.4 million at December 31, 2017. OREO sales totaled $1.3 million in the first nine months of 2018.

•
The allowance for loan losses was 0.53% of total loans at September 30, 2018 and 0.61% of total loans at December 31, 2017. The allowance for loan losses was 0.78% of non-purchased loans at September 30, 2018, as compared to 0.83% at December 31, 2017.

•
Net loan charge-offs were $995 thousand, or 0.05% of average total loans on an annualized basis, for the third quarter of 2018, as compared to $1.8 million, or 0.10% of average total loans on an annualized basis, for the third quarter of 2017.

•
The provision for loan losses was $2.3 million for the third quarter of 2018 and $2.2 million for the third quarter of 2017. The provision was $5.8 million for the first nine months of 2018, as compared to $5.4 million for the same time period in 2017.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Tuesday, October 23, 2018.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst181023.html. To access the conference via telephone,

dial 1-877-513-1143 in the United States and request the Renasant Corporation Third Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10125038 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until November 6, 2018.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 114-year-old financial services institution. Renasant has assets of approximately $12.7 billion and operates more than 190 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This press release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible,” “approximately,” “should” and variations of such words and other similar expressions.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and certain charges (such as merger and conversion expenses and debt prepayment penalties) with respect to which the Company is unable to accurately predict the timing of when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and charges such as merger and conversion expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2018 -	For The Nine Months Ending
	2018			2017				Q3 2017	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Statement of earnings
Interest income - taxable equivalent basis	$119,236	$107,991	$101,947	$107,773	$102,613	$89,429	$83,781	16.20	$329,174	$275,823	19.34
Interest income	$117,795	$106,574	$100,380	$104,587	$100,695	$87,579	$81,889	16.98	$324,749	$270,163	20.20
Interest expense	18,356	14,185	11,140	11,325	10,678	7,976	7,874	71.90	43,681	26,528	64.66
Net interest income	99,439	92,389	89,240	93,262	90,017	79,603	74,015	10.47	281,068	243,635	15.36
Provision for loan losses	2,250	1,810	1,750	2,150	2,150	1,750	1,500	4.65	5,810	5,400	7.59
Net interest income after provision	97,189	90,579	87,490	91,112	87,867	77,853	72,515	10.61	275,258	238,235	15.54
Service charges on deposit accounts	8,847	8,271	8,473	8,659	8,676	7,958	7,931	1.97	25,591	24,565	4.18
Fees and commissions on loans and deposits	5,944	5,917	5,685	5,647	5,618	5,470	5,199	5.80	17,546	16,287	7.73
Insurance commissions and fees	2,461	2,110	2,005	1,955	2,365	2,181	1,860	4.06	6,576	6,406	2.65
Wealth management revenue	3,386	3,446	3,262	3,000	2,963	3,037	2,884	14.28	10,094	8,884	13.62
Securities gains (losses)	(16)	—	—	91	57	—	—	(128.07)	(16)	57	(128.07)
Mortgage banking income	14,350	12,839	10,960	9,871	10,616	12,424	10,504	35.17	38,149	33,544	13.73
Other	3,081	2,998	3,568	3,218	3,118	3,195	3,643	(1.19)	9,647	9,956	(3.10)
Total noninterest income	38,053	35,581	33,953	32,441	33,413	34,265	32,021	13.89	107,587	99,699	7.91
Salaries and employee benefits	55,187	52,010	48,784	48,787	48,530	45,014	42,209	13.72	155,981	135,753	14.90
Data processing	4,614	4,600	4,244	4,226	4,179	3,835	4,234	10.41	13,458	12,248	9.88
Occupancy and equipment	10,668	9,805	9,822	10,153	9,470	8,814	9,319	12.65	30,295	27,603	9.75
Other real estate	278	232	657	554	603	781	532	(53.90)	1,167	1,916	(39.09)
Amortization of intangibles	1,765	1,594	1,651	1,708	1,766	1,493	1,563	(0.06)	5,010	4,822	3.90
Merger and conversion related expenses	11,221	500	900	723	6,266	3,044	345	79.08	12,621	9,655	30.72
Debt extinguishment penalty	—	—	—	—	—	—	205	—	—	205	(100.00)
Other	11,013	10,285	11,886	10,657	9,846	11,860	10,902	11.85	33,184	32,608	1.77
Total noninterest expense	94,746	79,026	77,944	76,808	80,660	74,841	69,309	17.46	251,716	224,810	11.97
Income before income taxes	40,496	47,134	43,499	46,745	40,620	37,277	35,227	(0.31)	131,129	113,124	15.92
Income taxes	8,532	10,424	9,673	30,234	14,199	11,993	11,255	(39.91)	28,629	37,447	(23.55)
Net income	$31,964	$36,710	$33,826	$16,511	$26,421	$25,284	$23,972	20.98	$102,500	$75,677	35.44
Basic earnings per share	$0.61	$0.74	$0.69	$0.33	$0.54	$0.57	$0.54	12.96	$2.03	$1.64	23.78
Diluted earnings per share	0.61	0.74	0.68	0.33	0.53	0.57	0.54	15.09	2.03	1.64	23.78
Average basic shares outstanding	52,472,971	49,413,754	49,356,417	49,320,377	49,316,572	44,415,423	44,364,337	6.40	50,425,797	46,050,250	9.50
Average diluted shares outstanding	52,609,902	49,549,761	49,502,950	49,456,289	49,435,225	44,523,541	44,480,499	6.42	50,553,191	46,167,764	9.50
Common shares outstanding	58,743,814	49,424,339	49,392,978	49,321,231	49,320,225	44,430,335	44,394,707	19.11	58,743,814	49,320,225	19.11
Cash dividend per common share	$0.20	$0.20	$0.19	$0.19	$0.18	$0.18	$0.18	11.11	$0.59	$0.54	9.26
Performance ratios
Return on avg shareholders' equity	7.40%	9.55%	9.00%	4.31%	7.01%	8.06%	7.80%		8.60%	7.58%
Return on avg tangible s/h's equity (1)	13.65%	16.75%	16.02%	7.94%	12.74%	13.76%	13.48%		15.42%	13.30%
Return on avg assets	1.12%	1.42%	1.36%	0.64%	1.02%	1.16%	1.11%		1.30%	1.09%
Return on avg tangible assets (2)	1.26%	1.57%	1.51%	0.73%	1.13%	1.28%	1.23%		1.44%	1.21%
Net interest margin (FTE)	4.07%	4.15%	4.20%	4.25%	4.08%	4.27%	4.01%		4.14%	4.12%
Yield on earning assets (FTE)	4.81%	4.78%	4.72%	4.75%	4.55%	4.68%	4.43%		4.77%	4.56%
Cost of funding	0.77%	0.65%	0.53%	0.52%	0.49%	0.43%	0.43%		0.66%	0.45%
Average earning assets to average assets	87.29%	87.67%	87.12%	86.92%	87.03%	87.81%	87.55%		87.36%	87.44%
Average loans to average deposits	91.74%	91.84%	94.04%	93.51%	90.96%	88.03%	86.81%		92.50%	88.72%
Noninterest income (less securities gains/
losses) to average assets	1.34%	1.38%	1.37%	1.25%	1.29%	1.58%	1.48%		1.36%	1.44%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	2.94%	3.05%	3.11%	2.94%	2.87%	3.30%	3.18%		3.03%	3.10%
Net overhead ratio	1.60%	1.67%	1.74%	1.69%	1.58%	1.72%	1.70%		1.67%	1.66%
Efficiency ratio (FTE) (4)	58.84%	59.46%	60.43%	57.75%	57.97%	60.75%	62.26%		59.55%	60.22%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2018 -	For The Nine Months Ending
	2018			2017				Q3 2017	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Average Balances
Total assets	$11,276,587	$10,341,863	$10,055,755	$10,254,774	$10,277,476	$8,720,660	$8,759,448	9.72	$10,562,540	$9,258,088	14.09
Earning assets	9,843,870	9,067,016	8,760,679	8,913,675	8,944,067	7,657,849	7,668,582	10.06	9,227,822	8,094,838	14.00
Securities	1,129,010	1,039,947	833,076	1,043,075	1,147,157	1,069,244	1,043,697	(1.58)	1,001,762	1,087,078	(7.85)
Loans held for sale	297,692	209,652	152,299	188,795	226,512	168,650	112,105	31.42	220,413	169,508	30.03
Loans, net of unearned	8,228,053	7,704,221	7,646,991	7,535,199	7,375,410	6,293,497	6,198,705	11.56	7,861,883	6,626,848	18.64
Intangibles	743,567	633,155	634,898	636,533	636,977	492,349	493,816	16.73	670,938	541,571	23.89
Noninterest-bearing deposits	$2,052,226	$1,867,925	$1,817,848	$1,877,789	$1,849,396	$1,608,467	$1,558,809	10.97	$1,913,525	$1,673,289	14.36
Interest-bearing deposits	6,916,699	6,521,123	6,314,114	6,180,075	6,259,249	5,540,698	5,581,853	10.50	6,586,186	5,796,415	13.63
Total deposits	8,968,925	8,389,048	8,131,962	8,057,864	8,108,645	7,149,165	7,140,662	10.61	8,499,711	7,469,704	13.79
Borrowed funds	499,054	329,287	314,228	579,920	575,816	233,542	282,008	(13.33)	381,533	364,865	4.57
Shareholders' equity	1,712,757	1,542,071	1,523,873	1,518,131	1,495,591	1,258,935	1,246,903	14.52	1,593,592	1,334,721	19.40

								Q3 2018 -	As of
	2018			2017				Q4 2017	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Balances at period end
Total assets	$12,746,939	$10,544,475	$10,238,313	$9,829,981	$10,323,687	$8,872,272	$8,764,711	29.67	$12,746,939	$10,323,687	23.47
Earning assets	10,962,958	9,239,200	8,938,117	8,493,741	8,943,570	7,763,775	7,690,045	29.07	10,962,958	8,943,570	22.58
Securities	1,177,606	1,088,779	948,365	671,488	1,150,459	1,076,625	1,044,862	75.37	1,177,606	1,150,459	2.36
Loans held for sale	463,287	245,046	204,472	108,316	207,288	232,398	158,619	327.72	463,287	207,288	123.50
Non purchased loans	6,210,238	6,057,766	5,830,122	5,588,556	5,293,467	5,058,898	4,834,085	11.12	6,210,238	5,293,467	17.32
Purchased loans	2,912,669	1,709,891	1,867,948	2,031,766	2,155,141	1,312,109	1,401,720	43.36	2,912,669	2,155,141	35.15
Total loans	9,122,907	7,767,657	7,698,070	7,620,322	7,448,608	6,371,007	6,235,805	19.72	9,122,907	7,448,608	22.48
Intangibles	974,115	632,311	633,905	635,556	637,264	491,552	493,045	53.27	974,115	637,264	52.86
Noninterest-bearing deposits	$2,359,859	$1,888,561	$1,861,136	$1,840,424	$1,835,300	$1,642,863	$1,579,581	28.22	$2,359,859	$1,835,300	28.58
Interest-bearing deposits	7,812,089	6,492,159	6,496,633	6,080,651	6,283,218	5,559,162	5,651,269	28.47	7,812,089	6,283,218	24.33
Total deposits	10,171,948	8,380,720	8,357,769	7,921,075	8,118,518	7,202,025	7,230,850	28.42	10,171,948	8,118,518	25.29
Borrowed funds	439,516	520,747	265,191	297,360	591,933	312,077	202,006	47.81	439,516	591,933	(25.75)
Shareholders' equity	2,010,711	1,558,668	1,532,765	1,514,983	1,511,826	1,271,786	1,251,065	32.72	2,010,711	1,511,826	33.00
Market value per common share	$41.21	$45.52	$42.56	$40.89	$42.90	$43.74	$39.69	0.78	$41.21	$42.90	(3.94)
Book value per common share	34.23	31.54	31.03	30.72	30.65	28.62	28.18	11.43	34.23	30.65	11.68
Tangible book value per common share	17.65	18.74	18.20	17.83	17.73	17.56	17.07	(1.01)	17.65	17.73	(0.45)
Shareholders' equity to assets (actual)	15.77%	14.78%	14.97%	15.41%	14.64%	14.33%	14.27%		15.77%	14.64%
Tangible capital ratio (3)	8.80%	9.35%	9.36%	9.56%	9.03%	9.31%	9.16%		8.80%	9.03%
Leverage ratio	9.85%	10.63%	10.61%	10.18%	10.05%	10.68%	10.39%		9.85%	10.05%
Common equity tier 1 capital ratio	10.80%	11.71%	11.38%	11.34%	11.21%	11.65%	11.69%		10.80%	11.21%
Tier 1 risk-based capital ratio	11.84%	12.73%	12.41%	12.39%	12.26%	12.86%	12.93%		11.84%	12.26%
Total risk-based capital ratio	13.85%	14.75%	14.44%	14.46%	14.30%	15.00%	15.11%		13.85%	14.30%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2018 -	As of
	2018			2017				Q4 2017	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Non purchased loans
Commercial, financial, agricultural	$817,799	$790,363	$803,146	$763,823	$707,835	$657,713	$626,237	7.07	$817,799	$707,835	15.54
Lease Financing	54,272	52,423	52,536	54,013	51,902	49,066	47,816	0.48	54,272	51,902	4.57
Real estate- construction	624,892	642,380	582,430	547,658	477,638	424,861	378,061	14.10	624,892	477,638	30.83
Real estate - 1-4 family mortgages	2,000,770	1,912,450	1,785,271	1,729,534	1,644,060	1,551,934	1,485,663	15.68	2,000,770	1,644,060	21.70
Real estate - commercial mortgages	2,609,510	2,554,955	2,503,680	2,390,076	2,311,340	2,281,220	2,203,639	9.18	2,609,510	2,311,340	12.90
Installment loans to individuals	102,995	105,195	103,059	103,452	100,692	94,104	92,669	(0.44)	102,995	100,692	2.29
Loans, net of unearned	$6,210,238	$6,057,766	$5,830,122	$5,588,556	$5,293,467	$5,058,898	$4,834,085	11.12	$6,210,238	$5,293,467	17.32
Purchased loans
Commercial, financial, agricultural	$495,545	$197,455	$243,672	$275,570	$301,100	$102,869	$115,229	79.83	$495,545	$301,100	64.58
Lease Financing	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	112,093	70,438	75,061	85,731	100,082	35,946	35,673	30.75	112,093	100,082	12.00
Real estate - 1-4 family mortgages	761,913	520,649	572,830	614,187	651,792	400,460	431,904	24.05	761,913	651,792	16.90
Real estate - commercial mortgages	1,503,075	906,219	960,273	1,037,454	1,079,049	759,743	804,790	44.88	1,503,075	1,079,049	39.30
Installment loans to individuals	40,043	15,130	16,112	18,824	23,118	13,091	14,124	112.72	40,043	23,118	73.21
Loans, net of unearned	$2,912,669	$1,709,891	$1,867,948	$2,031,766	$2,155,141	$1,312,109	$1,401,720	43.36	$2,912,669	$2,155,141	35.15
Asset quality data
Non purchased assets
Nonaccrual loans	$9,696	$8,921	$9,403	$10,250	$9,970	$11,413	$12,629	(5.40)	$9,696	$9,970	(2.75)
Loans 90 past due or more	3,806	2,190	3,605	3,015	3,295	1,283	2,175	26.24	3,806	3,295	15.51
Nonperforming loans	13,502	11,111	13,008	13,265	13,265	12,696	14,804	1.79	13,502	13,265	1.79
Other real estate owned	4,665	4,698	4,801	4,410	4,524	4,305	5,056	5.78	4,665	4,524	3.12
Nonperforming assets not purchased	$18,167	$15,809	$17,809	$17,675	$17,789	$17,001	$19,860	2.78	$18,167	$17,789	2.12
Purchased assets
Nonaccrual loans	$4,809	$4,561	$5,340	$4,424	$4,868	$5,927	$8,495	8.70	$4,809	$4,868	(1.21)
Loans 90 past due or more	7,960	5,491	4,564	5,731	7,349	8,128	11,897	38.89	7,960	7,349	8.31
Nonperforming loans	12,769	10,052	9,904	10,155	12,217	14,055	20,392	25.74	12,769	12,217	4.52
Other real estate owned	7,932	9,006	9,754	11,524	13,296	15,409	16,266	(31.17)	7,932	13,296	(40.34)
Nonperforming assets purchased	$20,701	$19,058	$19,658	$21,679	$25,513	$29,464	$36,658	(4.51)	$20,701	$25,513	(18.86)
Net loan charge-offs (recoveries)	$995	$856	$1,560	$470	$1,768	$524	$1,314	111.70	$3,411	$3,606	(5.41)
Allowance for loan losses	$48,610	$47,355	$46,401	$46,211	$44,531	$44,149	$42,923	5.19	$48,610	$44,531	9.16
Annualized net loan charge-offs / average loans	0.05%	0.04%	0.08%	0.02%	0.10%	0.03%	0.09%		0.06%	0.07%
Nonperforming loans / total loans*	0.29%	0.27%	0.30%	0.31%	0.34%	0.42%	0.56%		0.29%	0.34%
Nonperforming assets / total assets*	0.30%	0.33%	0.37%	0.40%	0.42%	0.52%	0.64%		0.30%	0.42%
Allowance for loan losses / total loans*	0.53%	0.61%	0.60%	0.61%	0.60%	0.69%	0.69%		0.53%	0.60%
Allowance for loan losses / nonperforming loans*	185.03%	223.76%	202.52%	197.31%	174.75%	165.04%	121.95%		185.03%	174.75%
Nonperforming loans / total loans**	0.22%	0.18%	0.22%	0.24%	0.25%	0.25%	0.31%		0.22%	0.25%
Nonperforming assets / total assets**	0.14%	0.15%	0.17%	0.18%	0.17%	0.19%	0.23%		0.14%	0.17%
Allowance for loan losses / total loans**	0.78%	0.78%	0.80%	0.83%	0.84%	0.87%	0.89%		0.78%	0.84%
Allowance for loan losses / nonperforming loans**	360.02%	426.20%	356.71%	348.37%	335.70%	347.74%	289.94%		360.02%	335.70%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									For The Nine Months Ending
	September 30, 2018			June 30, 2018			September 30, 2017			September 30, 2018			September 30, 2017
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$6,140,386	$73,662	4.76%	$5,920,430	$69,737	4.72%	$5,095,445	$57,560	4.48%	$5,918,328	$208,011	4.70%	$4,930,254	$163,530	4.43%
Purchased	2,087,667	32,060	6.09%	1,783,791	27,308	6.14	2,279,965	33,133	5.77%	1,943,555	88,129	6.06	1,696,594	79,730	6.28%
Total loans	8,228,053	105,722	5.10%	7,704,221	97,045	5.05	7,375,410	90,693	4.88%	7,861,883	296,140	5.04	6,626,848	243,260	4.91%
Loans held for sale	297,692	3,663	4.88%	209,652	2,381	4.56	226,512	2,419	4.24%	220,413	7,714	4.68	169,508	5,399	4.26%
Securities:
Taxable(1)	914,380	6,574	2.85%	819,004	5,638	2.76	807,001	4,758	2.34%	781,136	16,127	2.76	750,141	13,168	2.35%
Tax-exempt	214,630	2,283	4.22%	220,943	2,358	4.28	340,156	4,046	4.72%	220,626	7,047	4.27	336,937	12,234	4.85%
Total securities	1,129,010	8,857	3.11%	1,039,947	7,996	3.08	1,147,157	8,804	3.04%	1,001,762	23,174	3.09	1,087,078	25,402	3.12%
Interest-bearing balances with banks	189,115	994	2.09%	113,196	569	2.02	194,988	697	1.42%	143,764	2,146	2.00	211,404	1,762	1.11%
Total interest-earning assets	9,843,870	119,236	4.81%	9,067,016	107,991	4.78	8,944,067	102,613	4.55%	9,227,822	329,174	4.77	8,094,838	275,823	4.56%
Cash and due from banks	154,171			158,173			152,654			158,462			133,846
Intangible assets	743,567			633,155			636,977			670,938			541,571
Other assets	534,979			483,519			543,778			505,318			487,833
Total assets	$11,276,587			$10,341,863			$10,277,476			$10,562,540			$9,258,088
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	4,261,946	6,629	0.62%	4,054,909	5,441	0.54	3,869,297	2,757	0.28%	4,077,502	15,477	0.51	3,551,102	6,487	0.24%
Savings deposits	597,343	233	0.15%	593,227	227	0.15	575,684	101	0.07%	590,647	612	0.14	566,148	295	0.07%
Time deposits	2,057,410	6,694	1.29%	1,872,987	5,251	1.12	1,814,268	3,976	0.87%	1,918,037	16,445	1.15	1,679,165	10,515	0.84%
Total interest-bearing deposits	6,916,699	13,556	0.78%	6,521,123	10,919	0.67	6,259,249	6,834	0.43%	6,586,186	32,534	0.66	5,796,415	17,297	0.40%
Borrowed funds	499,054	4,800	3.82%	329,287	3,266	3.98	575,816	3,844	2.65%	381,533	11,147	3.91	364,865	9,231	3.38%
Total interest-bearing liabilities	7,415,753	18,356	0.98%	6,850,410	14,185	0.83	6,835,065	10,678	0.62%	6,967,719	43,681	0.84	6,161,280	26,528	0.58%
Noninterest-bearing deposits	2,052,226			1,867,925			1,849,396			1,913,525			1,673,289
Other liabilities	95,851			81,457			97,424			87,704			88,798
Shareholders’ equity	1,712,757			1,542,071			1,495,591			1,593,592			1,334,721
Total liabilities and shareholders’ equity	$11,276,587			$10,341,863			$10,277,476			$10,562,540			$9,258,088
Net interest income/ net interest margin		$100,880	4.07%		$93,806	4.15%		$91,935	4.08%		$285,493	4.14%		$249,295	4.12%
Cost of funding			0.77			0.65			0.49			0.66			0.45
Cost of total deposits			0.60			0.52			0.33			0.51			0.31

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				RECONCILIATION OF GAAP TO NON-GAAP
								Nine Months Ended
	2018			2017				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2018	2017
Net income (GAAP)	$31,964	$36,710	$33,826	$16,511	$26,421	$25,284	$23,972	$102,500	$75,677
Amortization of intangibles, net of tax	1,393	1,241	1,284	1,133	1,149	1,013	1,064	3,916	3,226
Tangible net income (non-GAAP)	$33,357	$37,951	$35,110	$17,644	$27,570	$26,297	$25,036	$106,416	$78,903

Net income (GAAP)	$31,964	$36,710	$33,826	16,511	$26,421	$25,284	$23,972	$102,500	$75,677
Merger & conversion expenses, net of tax	8,857	389	700	479	4,075	2,065	235	9,866	6,459
Debt prepayment penalties, net of tax	—	—	—	—	—	—	140	—	137
Write-down of net deferred tax assets		—	—	14,486	—	—	—	—	—
Net income with exclusions (non-GAAP)	$40,821	$37,099	$34,526	$31,476	$30,496	$27,349	$24,347	$112,366	$82,273

Average shareholders' equity (GAAP)	$1,712,757	$1,542,071	$1,523,873	$1,518,131	$1,495,591	$1,258,935	$1,246,903	$1,593,592	$1,334,721
Intangibles	743,567	633,155	634,898	636,533	636,977	492,349	493,816	670,938	541,571
Average tangible s/h's equity (non-GAAP)	$969,190	$908,916	$888,975	$881,598	$858,614	$766,586	$753,087	$922,654	$793,150

Average total assets (GAAP)	$11,276,587	$10,341,863	$10,055,755	$10,254,774	$10,277,476	$8,720,660	$8,759,448	$10,562,540	$9,258,088
Intangibles	743,567	633,155	634,898	636,533	636,977	492,349	493,816	670,938	541,571
Average tangible assets (non-GAAP)	$10,533,020	$9,708,708	$9,420,857	$9,618,241	$9,640,499	$8,228,311	$8,265,632	$9,891,602	$8,716,517

Actual shareholders' equity (GAAP)	$2,010,711	$1,558,668	$1,532,765	$1,514,983	$1,511,826	$1,271,786	$1,251,065	$2,010,711	$1,511,826
Intangibles	974,115	632,311	633,905	635,556	637,264	491,552	493,045	974,115	637,264
Actual tangible s/h's equity (non-GAAP)	$1,036,596	$926,357	$898,860	$879,427	$874,562	$780,234	$758,020	$1,036,595	$874,562

Actual total assets (GAAP)	$12,746,939	$10,544,475	$10,238,313	$9,829,981	$10,323,687	$8,872,272	$8,764,711	$12,746,939	$10,323,687
Intangibles	974,115	632,311	633,905	635,556	637,264	491,552	493,045	974,115	637,264
Actual tangible assets (non-GAAP)	$11,772,824	$9,912,164	$9,604,408	$9,194,425	$9,686,423	$8,380,720	$8,271,666	$11,772,823	$9,686,423

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	7.40%	9.55%	9.00%	4.31%	7.01%	8.06%	7.80%	8.60%	7.58%
Effect of adjustment for intangible assets	6.25%	7.20%	7.02%	3.63%	5.73%	5.70%	5.68%	6.82%	5.72%
Return on avg tangible s/h's equity (non-GAAP)	13.65%	16.75%	16.02%	7.94%	12.74%	13.76%	13.48%	15.42%	13.30%

Return on avg s/h's equity (GAAP)	7.40%	9.55%	9.00%	4.31%	7.01%	8.06%	7.80%	8.60%	7.58%
Effect of exclusions from net income	2.06%	0.10%	0.19%	3.92%	1.08%	0.65%	0.12%	0.83%	0.66%
Return on avg s/h's equity with excl. (non-GAAP)	9.46%	9.65%	9.19%	8.23%	8.09%	8.71%	7.92%	9.43%	8.24%
Effect of adjustment for intangible assets	7.82%	7.27%	7.15%	6.44%	6.53%	6.13%	5.76%	7.42%	6.17%
Return on avg tangible s/h's equity with exclusions (non-GAAP)	17.28%	16.92%	16.34%	14.67%	14.62%	14.84%	13.68%	16.85%	14.41%

(2) Return on Average Assets
Return on avg assets (GAAP)	1.12%	1.42%	1.36%	0.64%	1.02%	1.16%	1.11%	1.30%	1.09%
Effect of adjustment for intangible assets	0.14%	0.15%	0.15%	0.09%	0.11%	0.12%	0.12%	0.14%	0.12%
Return on avg tangible assets (non-GAAP)	1.26%	1.57%	1.51%	0.73%	1.13%	1.28%	1.23%	1.44%	1.21%

Return on avg assets (GAAP)	1.12%	1.42%	1.36%	0.64%	1.02%	1.16%	1.11%	1.30%	1.09%
Effect of exclusions from net income	0.32%	0.02%	0.03%	0.58%	0.16%	0.10%	0.02%	0.12%	0.10%
Return on avg assets with exclusions (non-GAAP)	1.44%	1.44%	1.39%	1.22%	1.18%	1.26%	1.13%	1.42%	1.19%
Effect of adjustment for intangible assets	0.15%	0.14%	0.15%	0.13%	0.12%	0.12%	0.12%	0.15%	0.12%
Return on avg tangible assets with exclusions (non-GAAP)	1.59%	1.58%	1.54%	1.35%	1.30%	1.38%	1.25%	1.57%	1.31%

(3) Shareholder Equity Ratio
Shareholders' equity to actual assets (GAAP)	15.77%	14.78%	14.97%	15.41%	14.64%	14.33%	14.27%	15.77%	14.64%
Effect of adjustment for intangible assets	6.97%	5.43%	5.61%	5.85%	5.61%	5.02%	5.11%	6.97%	5.61%
Tangible capital ratio (non-GAAP)	8.80%	9.35%	9.36%	9.56%	9.03%	9.31%	9.16%	8.80%	9.03%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				CALCULATION OF EFFICIENCY RATIO

								Nine Months Ended
	2018			2017				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2018	2017
Interest income (FTE)	$119,236	$107,991	$101,947	$107,773	$102,613	$89,429	$83,781	$329,174	$275,823
Interest expense	18,356	14,185	11,140	11,325	10,678	7,976	7,874	43,681	26,528
Net Interest income (FTE)	$100,880	$93,806	$90,807	$96,448	$91,935	$81,453	$75,907	$285,493	$249,295

Total noninterest income	$38,053	$35,581	$33,953	$32,441	$33,413	$34,265	$32,021	$107,587	$99,699
Securities gains (losses)	(16)	—	—	91	57	—	—	(16)	57
Total noninterest income	$38,069	$35,581	$33,953	$32,350	$33,356	$34,265	$32,021	$107,603	$99,642
Total Income (FTE)	$138,949	$129,387	$124,760	$128,798	$125,291	$115,718	$107,928	$393,096	$348,937

Total noninterest expense	$94,746	$79,026	$77,944	$76,808	$80,660	$74,841	$69,309	$251,716	$224,810
Amortization of intangibles	1,765	1,594	1,651	1,708	1,766	1,493	1,563	5,010	4,822
Merger-related expenses	11,221	500	900	723	6,266	3,044	345	12,621	9,655
Debt extinguishment penalty	—	—	—	—	—	—	205	—	205
Total noninterest expense	$81,760	$76,932	$75,393	$74,377	$72,628	$70,304	$67,196	$234,085	$210,128

(4) Efficiency Ratio	58.84%	59.46%	60.43%	57.75%	57.97%	60.75%	62.26%	59.55%	60.22%